Exhibit 10.16
SUBLEASE AGREEMENT
This Sublease (“Sublease”) dated for reference purposes only on January 1, 2010, by and between SONICPOOL, INC. a California corporation (“Landlord”), and SYCAMORE ENTERTAINMENT GROUP, INC a Nevada Corporation (“Tenant”), who agree as follows:
1. FUNDAMENTAL SUBLEASE PROVISIONS.
(a) Premises: 6860 Lexington Avenue, Suite 120, 125, 165 and 166, Los Angeles, California 90038, consisting of a Rentable Area consisting of approximately 1229 rentable square feet.
(b) Sublease Term: Twelve (12) months, beginning on January 1, 2010 (the “Commencement Date”), and ending on December 31, 2010. Tenant at its option may extend the term for two (2) year ending on December 31, 2012, with 60 days notice before the end of the first term.
(c) Base Rent: $2458.00/month from 1.1.10 thru 12.31.10
 $2832.00/month from 1.1.11 thru 12.31.11
 $2974.00/month from 1.1.12 thru 12.31.12
(d) A 10% late fee as provided in Section 20(c) below.
(e) Tenant’s Proportionate Share of total Rentable Area in the Building: 3.2%.
(f) Additional Rent: Subject to the terms and conditions herein contained, this Sublease is net, net, net. Tenant is responsible for electrical as determined by its use and other charges as hereafter set forth.
(g) Security Deposit: $2458.00.
(h) Tenant may only use premises for the purposes of: Television and Film Production, general administration. Tenant may not provide rental services of Finishing services or any services that compete with Sonic Pool Inc. the Landlord (“Permitted Use”).
(i) Address for Notices and Payments of Rent:
Any Notices to Landlord shall be sent to: Sonicpool, Inc., 6860 Lexington Avenue, Suite A, Los Angeles, California 90038, Attn: John Frost. Any payments due to Landlord under the Sublease shall be sent to: Sonicpool, Inc., 6860 Lexington Avenue, Suite 250 Los Angeles, California 90038.
Any Notices to Tenant shall be sent to:                                                            , ATT:                                                            , with a copy to Senior Vice President, Business Affairs.

(j) Intentionally deleted.
(k) Number of Parking Spaces Allocated: 8. There is a $840 monthly charge for the Parking Spaces rented on a month to month basis by Tenant, which shall be located as shown on Exhibit A attached hereto.
(l) Master Lease: This Sublease is subject to a certain Master Lease, dated January 19, 2001, in which the interest of “tenant” therein was assigned to Landlord, as of January 1, 2006.
2. PREMISES.
(a) Sublease of Premises. In consideration of Tenant’s agreement to pay the rent, and the covenants and conditions herein contained, Landlord hereby Subleases to Tenant and Tenant hereby Subleases from Landlord, upon the terms and conditions set forth herein, that certain space identified in Section 1(a), (herein referred to as the “Premises”) in the building (herein referred to as the “Building”) the address of which is 6860 Lexington Avenue, Los Angeles, California 90038. The Building, the common areas (including parking areas) appurtenant to the Building and the land upon which the Building and such common areas are located are hereinafter, collectively, referred to as the “Project.”
3. TERM.
(a) In General, Commencement and Expiration. The term of this Sublease shall be that period set forth in Section 1(b) hereof. The date upon which the Sublease commences shall be referred to as “the Commencement Date”. Promptly following the tendering of possession of the Premises to Tenant by Landlord, Tenant shall sign and return to Landlord a Sublease Confirmation which will be countersigned and sent by Landlord to Tenant and incorporated herein by this reference. The Sublease term shall expire as set forth in Section 1(b) hereof (the “Expiration Date”). Notwithstanding the foregoing, Tenant shall have one (1) successive options to extend the Sublease Term (the “Extension Options”) for an additional period of Twenty Four (24) months (the “First Extension Term”), provided that Tenant is not then in default of the terms of this Sublease after notice and any applicable cure periods. If Tenant exercises the Extension Options hereunder, all of the terms, covenants and conditions of this Sublease shall continue in full force and effect during the applicable Extension Term, except that the Base Rent payable by Tenant shall be as set forth in Section 1(c) above. To exercise each Extension Option, Tenant must deliver notice to Landlord not later than sixty (60) days prior to the commencement of the applicable Extension Term.
4. BASE RENT. Tenant covenants to pay to Landlord during the term hereof, at Landlord’s office at the address set forth in Section 1(h) hereof or to such other persons or at such other places as directed from time to time by written notice to Tenant from Landlord, a monthly rental (hereinafter referred to as the “Base Rent”) in the amount set forth in Section 1(c) of the Sublease (subject to applicable adjustments as set forth in this Sublease). Except as provided otherwise in this Lease, all Base Rent shall be due and payable without demand or offset or deduction, in advance on the first day of each calendar month. If the Commencement Date occurs on a day other than the first day of a calendar month, then the Base Rent for the fraction of the month starting with the Commencement Date shall be paid on such Commencement Date, prorated on the basis of a thirty (30) day month. The Base Rent for the first full month of the Sublease term shall be payable in advance upon Tenant’s execution of the Sublease.

5. ADDITIONAL RENT. In addition to the Base Rent payable by Tenant pursuant to Section 4, above, Tenant shall pay as additional rent (“Additional Rent”) “Tenant’s Proportionate Share” (defined in Section 5(a)(6) below) of annual “Operating Costs” and “Taxes” (as defined in Sections 5(a)(2) and (3), respectively) which are in excess of the amount of Operating Costs and Taxes applicable to the “Base Year” (defined in Section 5(a)(i) below). In no event shall any decrease in annual Operating Costs or Taxes for any year, below the Operating Costs and Taxes for the Base Year, entitle Tenant to any decrease in Base Rent or any credit against sums due under this Sublease.
(a) Definitions.
(1) The term “Base Year” shall mean the calendar year 2009.
(2) The term “Operating Costs” shall mean the sum of all reasonable and verifiable expenses paid or incurred by Landlord during any calendar year of the term hereof attributable to the operation, maintenance, insurance, management and repair of the Project, or any portion thereof, including both interior, exterior and landscape areas, walks, and parking facilities.
By way of example, Operating Costs shall include, without limitation: all reasonable costs and expenses paid or incurred by Landlord during any calendar year of the term hereof for electricity serving the Project, water, gas, trash, alarm, sewer, and similar utility services in connection with the operation of the Project, and for utility taxes, charges or other similar impositions paid or incurred by Landlord in connection therewith; costs of operation, maintenance and repair of the heating, ventilation and air conditioning systems (“HVAC”), electrical and plumbing services and facilities; the cost of periodic maintenance, repair and restoration of Building surfaces, including paint, floor and wall coverings, and other surface materials on the exterior of the Building and in both interior and exterior common areas (including the sidewalks and atriums, if any); the cost of repaving and restriping of the parking facilities, if necessary.
Notwithstanding the foregoing, Landlord shall not be entitled to pass through to Tenant as Operating Costs or otherwise any of the following: (i) the cost of any improvements, alterations, repairs or any other work of a capital nature; (ii) costs incurred in connection with upgrading the Premises, Building and/or Project to comply with Legal Requirements (as defined below), including, but not limited to, handicap, life, fire, seismic and safety codes, in effect prior to the Commencement Date; (iii) any cost incurred in connection with the investigation, reporting, remediation or abatement of any Hazardous Material (as defined below) located (or alleged to be located) in, on, under or about the Project and any cost incurred in connection with any governmental investigation, order, proceeding or report with respect thereto; and (iv) any expenses which, in accordance with generally accepted accounting principles and practices, would not normally be treated as operating expenses by landlords of comparable projects.

(3) The term “Taxes” shall mean all real property taxes and personal property taxes, charges and assessments which are levied, assessed upon or imposed by any governmental authority or political subdivision thereof during any calendar year of the term hereof with respect to the Project and any improvements, fixtures, and equipment and all other personal property of Landlord used solely in connection with the operation of the Project (computed as if paid in permitted installments regardless of whether actually so paid) and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes, and any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Premises, or other parts of the Building, but shall not include any federal or state income tax, or any franchise, capital stock, estate or inheritance taxes or any other taxes imposed on Landlord and attributable to Landlord’s revenue derived from the Project.
(4) The term “Estimated Operating Costs” shall mean the annual estimates of Tenant’s Proportionate Share of Operating Costs for each calendar year, to be given by Landlord to Tenant pursuant to a reasonably detailed statement pursuant to the terms hereof.
(5) The term “Estimated Taxes” shall mean the annual estimates of Tenant’s Proportionate Share of Landlord’s Taxes for each calendar year, to be given by Landlord to Tenant pursuant to a reasonably detailed statement pursuant to the term hereof.
(6) The term “Tenant’s Proportionate Share” shall mean the proportion of the Rentable Area of the Premises to the rentable area of the Building, which for this Sublease is agreed by Landlord and Tenant to be the percentage set forth in Section 1(d) hereof. In the event the demised area of the Premises by reason of amendments or modification shall change from the square footage of Rentable Area expressed herein, or the rentable area of the Building shall change for any reason, Tenant’s Proportionate Share shall be adjusted accordingly.
(b) Payment of Operating Costs and Taxes. Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of Operating Costs and Taxes as required pursuant to this Article 5, in accordance with the following:
(1) The determination of Estimated Operating Costs and Estimated Taxes hereunder shall be made by Landlord. Landlord’s estimates shall be based upon Landlord’s experience with the actual costs and reasonable projections. For each calendar year (or portion thereof) during the term hereof starting with the year prior to this Lease, Landlord shall furnish to Tenant, as soon as practicable following the commencement of such year, a written statement showing in reasonable detail Tenant’s Proportionate Share of the Estimated Operating Costs and the Estimated Taxes for that calendar year (or portion thereof), which amount shall be calculated by comparing the Estimated Operating Costs and Estimated Taxes to the amount of Operating Costs and Taxes for the Base Year and determining the excess of the current Estimated Operating Costs and Estimated Taxes, if any, over the Operating Costs and Taxes for the Base Year. For the avoidance of doubt, the Tenant’s Proportionate Share of the Estimated Operating Costs and the Estimated Taxes shall be prorated for any partial calendar year during the Term. The failure of Landlord to timely furnish any such estimate statement for any calendar year (or portion thereof) shall not preclude Landlord from enforcing its rights to collect any Estimated Operating Costs or Estimated Taxes under this Article 5, nor shall Landlord be prohibited from revising any estimate or Tenant’s Proportionate Share based thereon, to the extent necessary.

(2) Notwithstanding any provision of this Sublease to the contrary, (a) Landlord shall deliver to Tenant a statement of amounts payable by Tenant for the calendar year, and Tenant shall pay any excess amounts due within thirty (30) days following receipt of the statement; and (b) if the statement shows an amount owing by Tenant that is less than the payments for such year previously made by Tenant, Landlord shall pay such amounts to Tenant within thirty (30) days.
(3) If Tenant continues to occupy the Premises beyond the Initial Term, Tenant shall have the right to audit Landlord’s books and records relating to Operating Costs and Taxes for the Base Year and succeeding calendar years and Landlord shall fully cooperate in such regard.
(c) Energy Usage. The cost of electricity furnished to the Premises during regular “Building Hours” (i.e., from 9:00 a.m. through 6:00 p.m., Monday through Friday and 9:00 a.m. through 1:00 p.m., Saturday) shall be included as an element of Operating Costs.
(d) After Hours/Special Services.
(1) Tenant shall, within 30 days after demand by Landlord, reimburse Landlord directly at Landlord’s actual cost for usage of HVAC and electricity in the Premises during the “after hours” period (i.e., after 6:00 p.m. and before 9:00 a.m., Monday through Friday, after 1:00 p.m. and before 9:00 a.m. on Saturday, and all day on Sunday). Such amount is presently $50.00 per hour. Payment of after hours HVAC and electricity usage shall be separate from and in addition to the amounts paid as Operating Costs under this Section 5. For any after hours services requested on a weekday, Tenant shall give Landlord at least twenty-four hours’ notice. For any after hours services requested on a weekend, Tenant shall notify Landlord by 3:00 p.m. on the Friday preceding the weekend.
(2) In addition to the services and payments described in Section 14(a) below, Tenant shall upon demand pay for all other “additional building services” furnished to Tenant; i.e., services which are not uniformly furnished to all tenants of the Building. These additional building services provided shall be billed either at the actual cost to Landlord for such services (if ascertainable), or at a rate based upon Landlord’s reasonable estimate of the cost for such services.

6. SECURITY DEPOSIT. Tenant shall, upon execution of this Sublease, deposit with Landlord a security deposit as set forth in Section 1(g) hereof as security for the full and faithful performance of every provision of this Sublease to be performed by Tenant. If Tenant defaults with respect to any provision of this Sublease after notice and any applicable cure period, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply, or retain all or any part of this security deposit to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Sublease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all provisions of law, now or hereafter enforced, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage foreseeable or unforeseeable, caused by the act or omission of Tenant. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last transferee of Tenant’s interest hereunder) within thirty (30) days after both the expiration of the Sublease term and Tenant’s delivery of the Premises to Landlord, provided, however, that Landlord may use all or any portion of the deposit to repair any damages to the Premises for which Tenant is responsible hereunder or to clean the Premises after Landlord has received possession of the Premises (normal wear and tear excepted), and further provided that Landlord may retain the security deposit until such time as any amount due from Tenant in accordance with Section 5 hereof has been determined and paid in full. Tenant shall not assign or encumber its contingent rights in the security deposit, and neither shall Landlord nor its successors or assigns be bound by any purported assignment or encumbrance. In the event of the termination of any ground or underlying Sublease or foreclosure of any mortgage or trust deed now or hereafter affecting the Premises, Building or land upon which the same are located, Tenant shall only look to the new landlord for return of the security deposit if such deposit is actually transferred to said new landlord.
7. CONSTRUCTION AND ACCEPTANCE OF PREMISES. Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults”, “without any representations and warranties”, except as otherwise set forth in this Sublease, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the suitability of same for Tenant’s purposes. Landlord hereby warrants and represents to Tenant that upon the Commencement Date, the Building and the Premises shall be (i) in good condition and repair, the roof and foundation will be water-tight and free of leaks, and all mechanical, electrical, plumbing, life-safety and other systems serving the Premises and Building shall be in good operating condition; (ii) in compliance with all applicable Legal Requirements; (iii) free of all Hazardous Material (as defined below) in violation of applicable Legal Requirements; provided, however, that if any of the foregoing is untrue, then as Tenant’s exclusive remedy therefor, Landlord shall promptly correct such deficiency at no cost to Tenant, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business as a result of such work.

8. HOLDING OVER. Should Tenant hold over after the expiration or sooner termination of this Sublease with Landlord’s prior written consent, such possession by Tenant shall be deemed to be a month-to-month tenancy subject to each and all terms and conditions of this Sublease as applicable to a month-to-month tenancy, and such tenancy shall be terminable upon not less than thirty (30) days’ written notice given by either Landlord or Tenant at any time. During such holding over, Tenant shall pay in advance monthly Base Rent equal to the greater amount of: a) the product of the Rentable Area times the base rent per square foot of Rentable Area then being quoted generally by Landlord to prospective tenants, or b) 150% of the Base Rent established under the Sublease for the last month of the Term of the Sublease. In addition, Tenant shall pay any Additional Rent as set forth in Section 5 and any other charges payable under the Sublease during the period in which Tenant holds over. The foregoing provisions of this Section are in addition to and do not affect any rights of Landlord under the Sublease or as otherwise provided by law. Nothing contained herein shall constitute Landlord’s consent to any holding over by Tenant. The terms and conditions of Tenant’s holding over may be changed by Landlord upon not less than thirty (30) days’ written notice. If Tenant fails to surrender the Premises upon the expiration or sooner termination of this Sublease despite written demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all losses or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender, any loss of rent from prospective tenants, and any reasonable attorneys’ fees and legal costs incurred and paid by Landlord to enforce Landlord’s rights hereunder, whether or not a legal action is filed.
9. USE OF PREMISES.
(a) The Premises shall be used and occupied by Tenant for the purposes described in Section 1(g) hereof, and for no other purpose whatsoever.
(b) Tenant acknowledges that, except as herein expressly provided, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s profession or business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Sublease.
(c) Any use of the Premises in violation of Section 1(g) is expressly prohibited, and shall be deemed a breach of the Sublease.
(d) Tenant shall not cause or permit, any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees (other than as may be customarily used for general office and household cleaning purposes or as customarily related to the uses permitted in Section 1(g) of this Sublease, in every instance in accordance with all Legal Requirements) without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or, if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises by Hazardous Material, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Sublease term as a result of such contamination. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25116 or 25122.7, or listed pursuant to

Section 25140, of the California Control Law; (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act); (iii) defined as hazardous material”, “hazardous substance”, or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (iv) defined as “hazardous substance” under Section 25291 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (v) petroleum; (vi) asbestos; (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq.; and (x) any biohazardous wastes, substances or materials as defined by the above regulations or any other applicable Legal Requirements.
Landlord shall defend, indemnify and hold Tenant and any members, partners or shareholders of Tenant, and any of its or their employees, agents, licensees, invitees, representatives and contractors (collectively, “Tenant Parties”) harmless from any and all demands, claims, actions, causes of action, proceedings, penalties, fines, damages, awards, judgments, assessments, losses, liabilities, obligations, costs, and expenses, including, without limitation, attorneys’ fees and costs, arising out of, resulting from, relating to, or in connection with claim, loss or damage incurred by Tenant or any Tenant Parties due to the presence of Hazardous Material on the Premises on or prior to the date possession of the Premises is delivered to Tenant or the presence of Hazardous Material after the date possession of the Premises is delivered to Tenant and not caused by Tenant or any Tenant Parties.
Each party’s indemnification obligation hereunder shall expressly survive the expiration or earlier termination of this Sublease.
(e) At Tenant’s sole cost, Tenant will promptly comply with: 1) all laws, statutes, ordinances, rules, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (42 U.S.C. Sections 12101, et seq.); 2) the requirements of any board of fire underwriters or other similar body now or in the future constituted; and 3) any direction or occupancy certificate issued by public officers (collectively “Legal Requirements”), insofar as the Legal Requirements relate to the use or occupancy of the Premises and are not the responsibility of Landlord hereunder. However, Tenant’s compliance will not be required for the following, which Landlord shall perform promptly at no cost to Tenant:
(1) structural changes (or other changes of a capital nature) to the Premises or Building or changes to the electrical, mechanical, plumbing, life safety or other systems of the Building (“Building Systems”), except to the extent necessitated by the affirmative acts, negligence or willful misconduct of any Tenant Party, or by improvements made by or for Tenant or Tenant’s use of the Premises for other than the Permitted Use;

(2) work necessitated by defects in the original construction of the Building or Landlord’s improvements thereto(but excluding work necessitated by defects in any Alterations performed by Tenant pursuant to Section 11 below); and
(3) work required to cause the Premises, Building or Project to comply with Legal Requirements in effect on the Commencement Date.
The judgment of any court of competent jurisdiction or Tenant’s admission in any action or proceeding against Tenant that Tenant has violated any Legal Requirement in the use or occupancy of the Premises will be conclusive of the facts as between Landlord and Tenant. In addition to the foregoing, Landlord will comply in a timely manner with all Legal Requirements that are not Tenant’s responsibility under this Section, to the extent that noncompliance would adversely affect Tenant’s use or occupancy of the Premises or impose liability on Tenant.
10. TAXES ON TENANT’S PROPERTY. Tenant shall be liable for and shall pay before delinquency any and all taxes, assessments, license fees and other similar charges levied against any personal property or trade fixtures placed by Tenant or at Tenant’s direction in or about the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays such taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, within ten (10) days of written demand, reimburse Landlord for the taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit against the County Tax Collector in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
11. ALTERATIONS.
(a) Tenant shall not make or allow any alterations, additions or improvements in or to the Premises (“Alterations”) without Landlord’s prior written consent, and then only by contractors or mechanics reasonably approved in advance in writing by Landlord, provided Landlord may, in Landlord’s sole discretion, withhold its consent to any Alteration which in Landlord’s reasonable judgment would materially and adversely affect the structure or systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Landlord hereby approves Tenant’s installation in the Premises of an “insert stage”, including a green screen and soundproofing (the “Permitted Alterations”), subject to a plan to be reasonably approved by Landlord. All such work shall be done by Tenant at such times and in such manner as Landlord may from time to time reasonably designate and, except for the Permitted Alterations, under Landlord’s reasonable supervision. In each instance where Tenant requires Landlord’s consent to an Alteration, Tenant shall furnish Landlord with plans showing the proposed Alteration to the Premises. Tenant covenants and agrees that all work done by or pursuant to the direction and instruction of Tenant shall be performed in full compliance with all Legal Requirements.

(b) All Alterations, fixed partitions and/or appurtenances which are fixtures or otherwise built into the Premises prior to or during the term hereof shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term hereof, unless such removal is required by Landlord pursuant to written notice to Tenant given at least thirty (30) days before the expiration or sooner termination of the term of this Sublease, in which event Tenant shall remove the same and repair all damage caused by such removal at Tenant’s sole cost and expense. Such Alterations, fixed partitions and/or appurtenances shall include but not be limited to: All floor coverings, drapes, paneling, molding, doors, vaults (exclusive of vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, all fixtures and outlets for the systems mentioned above and for all radio, telecommunication, telegraph and television purposes, and any special flooring or ceiling installations. Notwithstanding the foregoing, in no event shall Tenant be required to remove the Permitted Alterations from the Premises at the expiration or earlier termination of this Sublease.
12. MAINTENANCE AND REPAIRS.
(a) Subject to Landlord’s obligations set forth in Section 12(b) and 14(a)(4) below, Tenant shall at Tenant’s sole cost and expense keep and maintain the Premises clean and in good condition and repair, damage thereto by ordinary and reasonable wear and tear, fire or other casualty, condemnation and repairs or other work for which Landlord is obligated hereunder excepted; and provided, however, that, Tenant shall have no obligation to make repairs or replacements to the Premises or Building, unless such repairs or replacements are necessitated by Tenant’s negligence or willful misconduct. All damage or injury to the Premises or the Building caused by the negligence or willful misconduct of Tenant, its employees, agents or visitors, shall be promptly repaired by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord. Landlord may make any repairs which are not promptly made by Tenant and charge Tenant for the reasonable cost thereof.
(b) Except to the extent Tenant’s obligation under Section 12(a) above, Landlord shall maintain in good condition and repair and in compliance with all applicable Legal Requirements, the common areas of the Project, the Building shell and core areas, and all systems and equipment serving the Building (including elements of such systems located in the Premises).
13. LIENS. Tenant shall keep the Premises, the Building, and the property upon which the Building is situated, free from any liens arising out of the work performed, materials furnished, or obligations incurred by Tenant. Tenant further covenants and agrees that should any mechanic’s lien be filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, said lien will be discharged by Tenant, by bond or otherwise, within ten (10) business days after the filing thereof, at the cost and expense of Tenant. Any failure by Tenant to timely perform any of its obligations under this Section 13 shall be considered a “default” as defined in Section 21, below, and Tenant shall indemnify Landlord for all damages, losses, attorneys’ fees and legal costs arising from or related to any lien in the manner set forth in Section 16, below.

14. BUILDING SERVICES.
(a) Services. Subject to Section 5 of this Sublease, Landlord agrees to furnish to the Premises during Building the following services:
(1) Utilities. Subject to the hours, charges and other provisions set forth in Sections 5(c) and 5(d) above, air conditioning, trash removal, electricity, facility cleaning services, natural gas, alarm services, water, internet connection services, phone services (excluding long distance charges) all in such reasonable quantities, in the judgment of Landlord, as are necessary for the comfortable occupancy of the Premises.
(2) Signs. Tenant shall not be entitled to install a sign on the building or in common area hallways or doors without Landlord’s prior written approval.
(b) If Tenant is prevented from using, and does not use, the Premises or any portion thereof, for the Permitted Use for five (5) consecutive business days (“Eligibility Period”) as a result of any repair, maintenance or Alterations performed by Landlord, any failure to provide services or access to the Premises, or because of the presence of Hazardous Material in, on or around the Building or the Premises (collectively, “Abatement Conditions”), Base Rent and all other charges payable by Tenant hereunder shall be abated or reduced, after expiration of the Eligibility Period, for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises. Further, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, for the Permitted Use for fifteen (15) consecutive days as a result of any of the Abatement Conditions, then without limiting any of Tenant’s other rights or remedies, Tenant shall have the right to terminate this Sublease.
15. RIGHTS OF LANDLORD.
(a) Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, and, upon prior reasonable notice to Tenant, for the purpose of examining or inspecting the same, posting notices of non-responsibility, showing the same to prospective tenants (during the last 2 months of the Term, unless Tenant is in default under this Sublease, in which event the 2-month limitation shall not apply), lenders or purchasers of the Building, or in the case of an emergency, and to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. If Tenant shall not personally be present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary by reason of emergency, Landlord may enter by means of a master key or passkey or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant’s property, and any such entry by Landlord shall not under such circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

(b) In addition to any other rights provided herein, Landlord shall have the following rights, exercisable in a reasonable manner without notice to Tenant and without any obligation to exercise such rights: to change the name or address of the Building or the suite number of the Premises; to designate all persons or organizations furnishing sign painting and lettering used or consumed in the Building; to grant to anyone the exclusive right to conduct any business in the Building, provided such exclusive right shall not infringe upon or otherwise impair the uses by Tenant expressly permitted under this Sublease; to have access to all mail chutes, if any, according to the rules of the United States Postal Service; to close the Building daily at such reasonable time as Landlord may determine, subject, however, to Tenant’s right to admittance at any time under such reasonable regulations as shall be prescribed from time to time by Landlord and to decorate, alter, repair or improve Building and parking facilities, or maintain any service therein, at any time; to do or permit to be done any necessary work in or about the Premises or the Building or the parking facilities. Except as elsewhere in this Sublease provided, any rights so exercised by Landlord shall be without any rebate or abatement of rent to Tenant for any loss or occupancy or quiet enjoyment of the Premises or damage, injury or inconvenience thereof occasioned, provided that Landlord uses commercially efforts to avoid any interference with the business of Tenant in the exercise of such rights.
16. INDEMNIFICATION AND WAIVER.
(a) Tenant hereby agrees to indemnify, defend and hold Landlord and its partners, members, and shareholders, as applicable, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) harmless against and from any and all claims of damages or injury arising from Tenant’s use of the Premises, the Building, common areas or the parking facilities, or any other portion of the Project, or the conduct of its business or from any activity, work, or thing done, knowingly permitted or suffered by Tenant in the Premises, Building, the common areas or parking facilities, or any other portion of the Project, except to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Parties. Further, Tenant shall indemnify, defend and hold harmless Landlord Parties against and from any and all claims to the extent arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Sublease, or to the extent arising from any negligence or willful misconduct of Tenant or Tenant Parties and not covered by the insurance required to be carried by Landlord hereunder, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against any Landlord Party by reason of such claim, at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant’s indemnity obligations under this Sublease are subject to the waiver of subrogation contained in Section 18 below.
Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant’s property or injury to Tenant’s employees, agents, visitors, invitees and licensees in or upon the Premises, the Building, the common areas, and parking facilities, or any other portion of the Project, and Tenant hereby waives all claims in respect thereof from any cause whatsoever against any Landlord Party, except claims to the extent caused as a direct result of the failure of Landlord to observe any of the terms and conditions of this Sublease and those claims which arise from any negligence or willful misconduct of Landlord or any Landlord Party.

Neither party shall be liable to the other for any unauthorized or criminal entry of third parties into the Premises, Building, common areas or parking facilities, or any other portion of the Project, or for any damage to person or property, or loss of property in and about the Premises, Building, common areas or parking facilities and the approaches, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, unless such criminal acts were facilitated by negligence or willful misconduct by Landlord or Tenant.
Notwithstanding anything to the contrary contained in this Sublease, each party hereby agrees that in no event shall the other party be liable for any consequential damages, including injury to such party’s business or any loss of income therefrom, nor shall Landlord be liable to Tenant for any damages caused by the act or neglect of any other tenant in the Building except to the extent that such damages arise out of Landlord’s negligence or willful misconduct.
(b) Landlord hereby agrees to indemnify, defend and hold Tenant and the Tenant Parties harmless against and from any and all claims of damages or injury to the extent arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Sublease, or to the extent arising from any negligence or willful misconduct of Landlord or Landlord Parties and not covered by the insurance required to be carried by Tenant hereunder, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against any Tenant Party by reason of such claim, at Landlord’s expense by counsel reasonably satisfactory to Tenant. Landlord’s indemnity obligations under this Sublease are subject to the waiver of subrogation contained in Section 18 below.
17. INSURANCE.
(a) At all times during the term hereof, Tenant shall maintain in effect policies of property damage insurance reasonably required by Landlord covering: (i) all leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to provisions of Section 11 hereof) in which Tenant has an insurable interest, and (ii) all trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises.
(b) Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force comprehensive general liability insurance for bodily injury and property damage, with limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit per occurrence and in the aggregate, insuring against liability for injury to or death of any person, arising in connection with the construction of improvements on the Premises or Tenant’s use, operation or condition of the Premises.
(c) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, reasonably acceptable to Landlord and Landlord’s lender. Each policy shall name Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant’s occupancy of the Premises. No such policy shall be cancelable except after ten (10) days’ prior written notice to Landlord and Landlord’s lender.

(d) At all times during the term hereof, Landlord shall maintain in effect a policy or policies of commercial general liability and property damage insurance covering the Building, including the parking facilities and interior and adjacent landscaped areas, with such policy limits as Landlord shall reasonably determine consistent with the requirements of comparable commercial buildings.
18. WAIVERS OF SUBROGATION. Each of the parties hereby waives any and all rights to recovery against the other or against the officers, employees, agents, representatives, customers, and business visitors of such other party or of such other tenant or occupant of the Building, for loss or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against as provided in Section 17, above. Tenant shall notify its insurance carrier(s) that this mutual waiver of subrogation is contained in this Sublease.
19. EMINENT DOMAIN; CASUALTY.
(a) If the whole of the Premises shall be taken, or such part thereof shall be taken as shall materially interfere with Tenant’s use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Sublease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later. If any part of the Project other than the Premises, including parking facilities and adjacent landscaped areas, shall be so taken, sold, transferred or conveyed in lieu thereof, Landlord and Tenant shall each have the right, at their respective options, to terminate this Sublease as of the date of such condemnation or as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the loss of goodwill, taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant’s business or for relocation expenses recoverable against the condemning authority. In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Sublease, Landlord shall, to the extent of any funds received from the condemning authority for repair or restoration, restore the Premises substantially to their condition prior to such partial taking and, thereafter, rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the total amount of Rentable Area immediately prior to the taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

(b) In the event of material damage or destruction to the Premises or Building occurring during the Sublease Term, either party shall have the right to terminate this Sublease by written notice to the other party, provided that Landlord may not elect to terminate this Sublease under this Section unless Landlord elects also to terminate the leases of all similarly situated subtenants. Effective as of the date of any fire or other casualty to the Premises or any portion of the Building, Base Rent and all other rent and charges payable by Tenant under this Sublease shall abate in proportion to the degree of interference of Tenant’s use and enjoyment of the Premises, calculated from the date of the fire or other casualty until the date the restoration is complete (and in the case of damage to the Premises, until Tenant has been given a reasonable period of time to reinstall its personal property, furniture and equipment).
20. DEFAULT.
(a) Any of the following events shall constitute a default under this Sublease by Tenant:
(1) Failure by Tenant to make any payment of Base Rent, Additional Rent, or other payment required by this Sublease within five (5) business days after notice from Landlord that such amounts are delinquent;
(2) Any failure by Tenant to observe or perform any other provision, covenant, or condition of this Sublease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default;
(3) The abandoning (which is deemed to include absence from the Premises for more than ten (10) continuous days while in default of any material provisions of this Sublease) of the Premises by Tenant;
(4) Except as expressly permitted under this Sublease, any attempted conveyance, assignment, mortgage or subletting of this Sublease;
(5) The making by Tenant of a general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy and the failure of Tenant, or Tenant’s trustee-in-bankruptcy (as the case may be) to assume this Sublease within sixty (60) days after the date of the filing of the petition, (or within such additional time as the court may fix for cause within such sixty (60) day period), or the rejection of this Sublease by Tenant or the trustee of Tenant during such sixty (60) day period; or if this Sublease is assumed, then the failure of Tenant or the trustee to comply with the provisions of Section 22(f) hereof; the taking of any action at the corporate level by Tenant to authorize the filing of a petition-in-bankruptcy on behalf of Tenant; the appointment by a court other than a bankruptcy court of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Sublease unless possession is restored to Tenant within thirty (30) days; in the event this Sublease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Section 22(f)(2) hereof and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent Petition for Arrangement under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq. (“the Bankruptcy Code”);

(6) The attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Sublease, where such seizure is not discharged within thirty (30) days;
(7) If Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of the State of California, or if any proceedings are filed by or against such Guarantor under the Bankruptcy Code or any similar provisions of any future federal bankruptcy law, or if a receiver or a trustee of the property of Guarantor shall be appointed under California law by reason of Tenant’s or the Guarantor’s insolvency or inability to pay its debts as they become due or otherwise; or if any assignment shall be made of Guarantor’s property for the benefit of creditors under California law.
(b) In the event of any default by Tenant, as described above, Landlord may promptly or at any time thereafter, upon written notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach, pursue any of the following remedies, each and all of which shall be cumulative and non-exclusive, without any notice or demand whatsoever:
(1) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:
(A) The worth at the time of award of the unpaid rent which had been earned at the time of termination;
(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss Tenant proves can reasonably by avoided; and
(D) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom.

(2) Even though Tenant has breached this Sublease and abandoned the Premises, at Landlord’s option this Sublease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all of its rights and remedies hereunder and under California Civil Code Section 1951.4, including the right to recover rent as it comes due under this Sublease, and in such event Landlord will permit Tenant to sublet the Premises or to assign his interest in the Sublease, or both, with the consent of Landlord, which consent will not unreasonably be withheld provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and will occupy the Premises for the same purposes specified herein, and such tenancy is not inconsistent with Landlord’s commitments to other tenants in the Building. For purposes of this Subsection (c), the following shall not constitute a termination of Tenant’s right to possession: (i) acts of maintenance or preservation or efforts to relet the Premises; or (ii) the appointment of a receiver under the initiative of Landlord to protect Landlord’s interest under this Sublease.
(3) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.
(c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other charges due under this Sublease will cause Landlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other charge due from Tenant is not received by Landlord or Landlord’s designee within five (5) days after such amount shall be due, then, at Landlord’s election and upon Landlord’s demand, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed more than once for the same late rental payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted to it hereunder. Any late charges assessed hereunder shall be deemed “rent” and may be included in any Notice to Pay Rent or Quit served by Landlord. Landlord’s decision to not include late charges in a Notice to Pay Rent or Quit shall not be deemed to be a waiver of Landlord’s right to such late charges.
(d) In the event of the occurrence of any of the events specified in Section 20(a)(4), if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Sublease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, Landlord shall not be obligated to provide Tenant with any of the services specified in Section 14, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control. In the event of commencement of a case of Tenant’s bankruptcy, any monies paid during the ninety (90) days prior to the commencement of the case are hereby deemed to have been first applied to the most recently incurred liabilities.
21. ASSIGNMENT AND SUBLETTING.
(a) Tenant shall not assign or transfer this Sublease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the invitees, agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, or agree to any of the foregoing, without in each case first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Neither this Sublease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord.

22. ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS. Tenant shall at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying, affirming or confirming certain information including, without limitation, that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the dates to which the rental, the security deposit, if any, and other charges, if any, are paid in advance, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events, or conditions, if any are claimed. It is expressly understood and agreed that any prospective purchaser or encumbrancer of all or any portion of the Building or of the real property of which it is a part shall be entitled to rely upon any such statement. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a material breach or default under this Sublease. If such option is not so exercised by Landlord (and despite any later delivery by Tenant of such statement), Tenant’s failure to deliver same in a timely manner shall be conclusive upon Tenant that (i) this Sublease is in full force and effect without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one (1) month’s rental has been paid in advance.
23. INTEREST ON PAST DUE OBLIGATIONS. Except as otherwise expressly provided in this Sublease, any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lesser of (a) ten percent (10%) per annum or (b) the highest rate then allowed under the laws of the State of California starting from the date due.
24. WAIVER.
(a) No delay or omission in the exercise of any right or remedy by either party to this Sublease on the occurrence of any default by the other party to this Sublease shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Sublease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Sublease.

(b) No acceptance by Landlord of a lesser sum than the Base Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Sublease provided. The delivery of keys to any employee of Landlord or to an agent of Landlord or any employee thereof shall not operate as a termination of this Sublease or a surrender of the Premises, unless expressly accepted therefor by Landlord.
25. FORCE MAJEURE. Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declarations of national emergency, acts of God, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, that nothing contained in this Section 25 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder.
26. SURRENDER OF PREMISES.
(a) The voluntary or other surrender of this Sublease by Tenant to Landlord, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all Subleases or subtenancies affecting the Premises.
(b) Upon the expiration of the term of this Sublease, or upon any earlier termination of this Sublease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, damage by fire or other casualty, condemnation and repairs or other work for which Landlord is obligated hereunder excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from such removal.
(c) Any property of Tenant not removed by Tenant upon the expiration of the term of this Sublease (or within seventy-two (72) hours after a termination or re-entry by Landlord pursuant to Section 21 hereof) shall be considered abandoned. Landlord shall give Tenant notice of its right to reclaim abandoned property pursuant to California Civil Code Sections 1980, et seq., and may, thereafter, remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. Tenant hereby grants to Landlord a security interest in said abandoned property, in the event it is not reclaimed within the statutory period. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such time and places as Landlord, in its sole discretion, may deem proper without notice to or demand upon Tenant, and shall apply the proceeds of such sale: first, to the costs and expenses of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs for the removal and storing of any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

27. MASTER LEASE PROVISIONS.
(a) Landlord agrees that it will not cause or permit the Master Lease to be terminated or forfeited without the written consent of Tenant.
28. MISCELLANEOUS.
(a) Any provision of this Sublease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provisions shall remain in full force and effect.
(b) In the event of any litigation between Tenant and Landlord, to enforce any provision of this Sublease or any right of either party hereto, or to secure a judicial determination of any right or obligation of either party hereto, the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. Moreover, if either party hereto without fault is made a party to any litigation instituted by or against any other party to this Sublease, such other party shall indemnify Landlord or Tenant, as the case may be, against and save it harmless from all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Landlord is required to incur any attorneys’ fees as a result of any failure by Tenant to timely or properly perform any one or more of its obligations under the Sublease, Tenant shall reimburse Landlord for such reasonable fees within ten (10) days of demand therefor from Landlord. Such attorneys’ fees are not to be considered as a part of the late charge provided in Section 21(b) of the Sublease nor as part of any interest payable under Section 24 of the Sublease, and payment by Tenant of any late charge or interest shall not relieve Tenant of its obligation to pay any attorneys’ fees due under this Section 29(b). Tenant further agrees to pay all rent and other sums due under this Sublease, to perform all its non-monetary obligations under this Sublease, all in a timely manner, notwithstanding any dispute which may arise between Landlord and Tenant, and to not withhold or refuse to pay any such sum or to perform any such obligation while such dispute is pending.
(c) Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Sublease, and the strict performance of each shall be a condition precedent to Tenant’s right to remain in possession of the Premises or to have this Sublease continue in effect.
(d) The section captions contained in this Sublease are for convenience and do not in any way limit or amplify any term or provision of this Sublease and shall have no effect on its interpretation.

(e) The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders. The obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms, or corporations of which Tenant may be composed.
(f) This Sublease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Sublease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successors in interest.
(g) This Sublease shall be interpreted and enforced in accordance with the laws of the State of California, which shall apply in all respects, including statutes of limitation, to any disputes or controversies arising out of or pertaining to this Sublease.
(h) Upon Tenant’s paying the Base Rent and other sums provided hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Sublease.
(i) Except as otherwise provided in this Sublease, all of the covenants, conditions, and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, and all covenants of Tenant shall survive the expiration or earlier termination of this Sublease.
(j) Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, addressed to Tenant or to Landlord at the addresses provided in Section 1(h) hereof. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to any other party hereafter designated by written notice from Landlord to Tenant.
(k) Base Rent and all other sums payable under this Sublease, must be paid in lawful money of the United States of America.
(l) The text of this Sublease shall be construed, in all respects, according to its fair meaning, and not strictly for or against either Landlord or Tenant.
(m) If Tenant is a corporation, Tenant shall, if so requested by Landlord, deliver to Landlord upon execution of this Sublease a certified copy of a resolution of its board of directors authorizing the execution of this Sublease and naming the officers that are authorized to execute this Sublease on behalf of the corporation.
(n) This Sublease shall not be recorded, except that if Landlord requests Tenant to do so, the parties shall execute a memorandum of this Sublease in recordable form and Tenant shall execute and deliver to Landlord on the expiration or termination of this Sublease, immediately on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee. All expenses incurred shall be borne by Landlord.

(o) If the amount of Base Rent or Additional Rent, or any other payment due under this Sublease violates the terms of any governmental restrictions on such rent or payment, then the rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.
(p) Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Sublease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.
(q) Notwithstanding anything in this Sublease to the contrary, wherever it is provided in the Sublease that the consent of Landlord or Tenant is to be given, such consent shall not be unreasonably withheld, conditioned or delayed; and wherever it is provided in this Sublease that a determination shall be made by Landlord or Tenant, such determination shall be made on the basis of reasonable standards of general applicability.
(r) Tenant has the right to install, operate, maintain, repair and replace a wireless network and related equipment in the Premises, including an antennae on the roof of the Building, in a location reasonably acceptable to Landlord. Tenant will have access to such rooftop antennae subject to reasonable prior notice to, and approval of Landlord, which approval will not be unreasonably withheld.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Sublease as of the day and year indicated below.

TENANT		LANDLORD

SYCAMORE ENTERTAINMENT, INC. a company		SONICPOOL, INC. a California corporation

By:	/s/ Edward Sylvan Print: Edward Sylvan	By:	/s/ John W. Frost Print: John W. Frost

Dated: January 19, 2010		Dated: January 19, 2010